Exhibit (d)(1)


                          NEUBERGER BERMAN EQUITY FUNDS
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

            The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

       Neuberger Berman Century Fund
       Neuberger Berman Fasciano Fund
       Neuberger Berman Focus Fund
       Neuberger Berman Genesis Fund
       Neuberger Berman Guardian Fund
       Neuberger Berman International Fund
       Neuberger Berman Manhattan Fund
       Neuberger Berman Millennium Fund
       Neuberger Berman Real Estate Fund
       Neuberger Berman Partners Fund
       Neuberger Berman Regency Fund
       Neuberger Berman Socially Responsive Fund
       Neuberger Berman Technology Fund

                   DATED: March 7, 2002

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                          NEUBERGER BERMAN EQUITY FUNDS
                              MANAGEMENT AGREEMENT

SCHEDULE B Compensation pursuant to Paragraph 3 of the Neuberger Berman Equity Funds Management Agreement shall be calculated in accordance with the following schedules:

NEUBERGER BERMAN GUARDIAN FUND
NEUBERGER BERMAN MANHATTAN FUND
NEUBERGER BERMAN PARTNERS FUND
NEUBERGER BERMAN FOCUS FUND
NEUBERGER BERMAN SOCIALLY RESPONSIVE FUND
NEUBERGER BERMAN REGENCY FUND
NEUBERGER BERMAN CENTURY FUND

0.55% on the first $250 million of average daily net assets 0.525% on the next $250 million of average daily net assets 0.50% on the next $250 million of average daily net assets 0.475% on the next $250 million of average daily net assets 0.45% on the next $500 million of average daily net assets 0.425% on average daily net assets in excess of $1.5 billion

NEUBERGER BERMAN GENESIS FUND
NEUBERGER BERMAN MILLENNIUM FUND

0.85% on the first $250 million of average daily net assets
0.80% on the next $250 million of average daily net assets
0.75% on the next $250 million of average daily net assets
0.70% on the next $250 million of average daily net assets
0.65% on average daily net assets in excess of $1 billion

NEUBERGER BERMAN INTERNATIONAL FUND

0.85% on the first $250 million of average daily net assets 0.825% on the next $250 million of average daily net assets 0.80% on the next $250 million of average daily net assets 0.775% on the next $250 million of average daily net assets
0.75 % on the next $500 million of average daily net assets 0.725% on average daily net assets in excess of $1.5 billion

NEUBERGER BERMAN FASCIANO FUND
NEUBERGER BERMAN REAL ESTATE FUND
NEUBERGER BERMAN TECHNOLOGY FUND
0.85% average daily net assets

            Dated: March 7, 2002